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                                                                    EXHIBIT 21.1


                         Subsidiaries of the Registrant

Subsidiary                                                State of Incorporation
----------                                                ----------------------

REMEC Wireless, Inc.                                            California

Humphrey, Inc.                                                  California

RF Microsystems, Inc.                                           California

Magnum Microwave Corporation                                    California